EXHIBIT 21.1

SUBSIDIARY	JURISDICTION OF INCORPORATION
Alpha 2 B.V.	Netherlands
Alpha 3 B.V.	Netherlands
Alpha 4 B.V.	Netherlands
Alpha Germany Bidco GmbH	Germany
Alpha Treasury Services B.V.	Netherlands
Atotech (China) Chemicals Ltd.	China
Atotech (Malaysia) Sdn. Bhd.	Malaysia
Atotech (Philippines) Chemicals, Inc.	Philippines
Atotech (Singapore) Chemicals Pte. Ltd.	Singapore
Atotech (Thailand) Co., Ltd.	Thailand
Atotech (Yangzhou) Chemicals Ltd.	China
Atotech Argentina SA	Argentina
Atotech Asia Pacific Limited	Hong Kong
Atotech Asset Management GmbH	Germany
Atotech B.V.	Netherlands
Atotech Beteiligungs und Management GmbH & Co. KG	Germany
Atotech Canada Ltd.	Canada
Atotech CZ, a.s.	Czech Republic
Atotech de Mexico S.A. de C.V.	Mexico
Atotech Deutschland GmbH & Co. KG	Germany
Atotech Development Center Private Limited	India
Atotech do Brasil Galvanotecnica Ltda.	Brazil
Atotech España, S.A. Unipersonal	Spain
Atotech France S.A.S	France
Atotech Global Services Private Limited	India
Atotech India Private Limited	India
Atotech Istanbul Kimya S. Ltd. Sirketi	Turkey
Atotech Italia S.r.l.	Italy
Atotech Japan K.K.	Japan
Atotech Korea Ltd.	Korea
Atotech Limited	Jersey
Atotech Manufacturing, Inc.	Delaware
Atotech Österreich GmbH	Austria
Atotech Poland Sp. z.o.o.	Poland
Atotech SK, s.r.o.	Slovakia
Atotech Skandinavien AB	Sweden
Atotech Slovenija d.d.	Slovenia
Atotech Taiwan Ltd.	Taiwan
Atotech UK Limited	United Kingdom
Atotech USA, LLC	Delaware
Atotech Vietnam Company Limited	Vietnam
Atotech-Chemeta Limited Liability Company	Russian Federation
Electro Scientific Industries Europe Ltd	United Kingdom

EXHIBIT 21.1

Electro Scientific Industries GmbH	Germany
Electro Scientific Industries Singapore Pte. Ltd.	Singapore
Electro Scientific Industries, Inc.	Oregon
ESI China, Inc.	Oregon
ESI Electronic Equipment (Shanghai) Co., Ltd.	China
ESI International Corporation	Oregon
ESI Japan, K.K.	Japan
ESI Korea, Inc.	Korea
ESI Vietnam Company Limited	Vietnam
High Q Laser GmbH	Austria
Hilger Analytical Limited	United Kingdom
Iota Solutions Deutschland GmbH	Germany
Iota Solutions Netherlands B.V.	Netherlands
Micro-Controle Spectra-Physics S.A.S.	France
MKS Denmark ApS	Denmark
MKS Instruments (China) Company Ltd.	China
MKS Instruments (Hong Kong) Limited	Hong Kong
MKS Instruments (Singapore) Pte. Ltd.	Singapore
MKS Instruments (Thailand) Co., Ltd.	Thailand
MKS Instruments Deutschland GmbH	Germany
MKS Instruments ESI Switzerland GmbH	Switzerland
MKS Instruments Holdings Ltd	United Kingdom
MKS Instruments Israel Ltd.	Israel
MKS Instruments Italy S.r.l.	Italy
MKS Instruments Malaysia Sdn. Bhd.	Malaysia
MKS Instruments Mexico S. de R.L. de C.V.	Mexico
MKS Instruments UK Limited	United Kingdom
MKS Japan, Inc.	Japan
MKS Korea Ltd.	Korea
MKS Spectra Holdings Limited	United Kingdom
MKS Taiwan Technology Limited	Taiwan
Newport Corporation	Nevada
Newport Instruments Canada Corporation	Canada
Newport Laser Holding GmbH	Austria
Newport Ophir Holdings Ltd.	Israel
Newport Opto-Electronics Technologies (Singapore) Pte. Ltd.	Singapore
Newport Opto-Electronics Technologies (Wuxi) Company Limited	China
Newport Spectra-Physics B.V.	Netherlands
Newport Spectra-Physics GmbH	Germany
Newport Spectra-Physics Limited	United Kingdom
Ophir Japan Ltd.	Japan
Ophir Optics S.R.L.	Romania
Ophir Optronics Ltd.	Israel
Ophir Optronics Solutions Ltd.	Israel
Ophir Spiricon Europe GmbH	Germany
Photon Control (USA) Inc.	Delaware
Photon Control Inc.	Canada

EXHIBIT 21.1

Pt. Atotech Indonesia Chemicals	Indonesia
Spectra-Physics, K.K.	Japan
Theta Solutions USA, LLC	Delaware
V-Gen Ltd.	Israel
Visutech Plating Ltd.	Belarus